ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas Reports First Quarter 2008 Results

SAN ANTONIO (May 12, 2008) – Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the three months ended March 31, 2008 and provided an operational update.

For financial reporting purposes, results are consolidated and include Abraxas Petroleum Corporation and its subsidiaries (“Abraxas Petroleum” or “ABP”), and Abraxas Energy Partners, L.P. and its subsidiaries (“Abraxas Energy”, “ABE” or the “Partnership”). Abraxas Petroleum owns 47% of the Partnership and records minority interest for the portion that it does not own. On a consolidated basis, the three months ended March 31, 2008 resulted in:

•	Production of 366.6 MBoe (4,029 Boepd);
•	Revenue(a) of $21.3 million;
•	EBITDA(a)(b) of $14.3 million;
•	Cash flow(a)(b) of $12.1 million;
•	Net loss of $9.0 million, or $0.18 per share; and
•	Net income (excluding non-cash mark-to-market hedge accounting) of $3.3 million, or $0.07 per share.

On a stand-alone basis for Abraxas Petroleum (which exclude the results of Abraxas Energy), the three months ended March 31, 2008 resulted in:

•	Production of 46.3 MBoe (509 Boepd);
•	Revenue of $3.4 million ($5.5 million including cash distributions);
•	EBITDA(b) of $1.3 million ($3.5 million including cash distributions);
•	Cash flow(b) of $1.4 million ($3.5 million including cash distributions); and
•	Net income of $0.5 million, or $0.01 per share ($2.7 million including cash distributions, or $0.05 per share).

(a)	Excludes unrealized hedge impact.

(b)	See reconciliation of non-GAAP financial measures below.

Abraxas Petroleum will receive $2.1 million in cash distributions on or about May 15, 2008 from the Partnership, which is attributable to the first quarter of 2008, based on its current ownership of approximately 5.36 million units, or 47% of the Partnership. This cash distribution increased 6.6% over the prior quarter due to a corresponding increase in distributions per unit. Cash distributions received from the Partnership, together with cash on hand, cash flow from operations and availability under our credit facility, are the sources of liquidity for Abraxas Petroleum.

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

Phone: 210.490.4788 Fax: 210.490.8816

On a consolidated basis, net income excluding non-cash mark-to-market hedge accounting for the quarter ended March 31, 2008 was $3.3 million, or $0.07 per share, compared to a net loss of $859,000, or $0.02 per share during the same quarter of 2007. Net income (loss) excluding non-cash mark-to-market hedge accounting excludes unrealized hedge gains or losses that are based on mark-to-market valuations which are non-cash in nature. The unrealized hedge loss for the quarter ended March 31, 2008 is attributable to the hedges entered into by the Partnership and does not impact Abraxas Petroleum on a stand-alone basis.

Operations

South Texas:

•

In Karnes County, the Gisler #1, an exploratory well targeting the Wilcox formation, was drilled, completed and placed on-line in March 2008 at 3.2 MMcfepd. The well was subsequently fracture stimulated and is currently producing at a gross rate of 3.5 MMcfepd. Abraxas Petroleum owns a 63% working interest in this well.

•

In Lavaca County, the Henson #3H, a horizontal development well targeting the Edwards formation, was drilled to an approximate total measured depth of 17,550’, including a 3,500’ lateral. The multi-stage fracture stimulation is scheduled for later this month. Abraxas Energy owns a 75% working interest in this well.

•

In DeWitt County, the Nordheim #2H (referred to as the #1H in a previous release), a horizontal development well targeting the Edwards formation, is currently scheduled to spud within the next 30 days. Abraxas Petroleum owns an 75% working interest in this well, after selling a 25% working interest to a partner.

West Texas:

•

In Midland County, the Beulah Coleman #13, a development well targeting the Devonian and Spraberry formations, is currently drilling below 7,200’. The total depth of the well is projected to be approximately 11,700’. Abraxas Petroleum owns a 100% working interest in this well.

In Wyoming, we currently anticipate receiving approval on at least two of our drilling permits during the second quarter of 2008 provided these proposed locations are not within the breeding and nesting sites of certain protected wildlife species.

Drilling and re-completion activity continues on numerous non-operated wells on the properties acquired from St. Mary Land & Exploration Company in January 2008. These properties are principally located in the Rockies and Mid-Continent regions of the U.S. On average, Abraxas Energy owns a relatively small working interest in these wells.

“During the first quarter our production levels increased each month despite weather related issues and we expect that trend to continue throughout 2008 as we continue to ramp up our drilling activity. Our March production (on a stand-alone basis) averaged 634 Boepd, a 9% increase over the last seven months of 2007, and our April production (on a stand-alone basis) averaged approximately 700 Boepd. On a stand-alone basis, we have zero debt and no commodity price hedges in place which allows us to fully participate in the run-up in commodity prices over the past several months. After forming the Partnership in May 2007 and resulting GAAP accounting treatment which prescribes the presentation of our reported financial results on a consolidated basis, we endeavored to provide investors a manner in which to evaluate Abraxas Petroleum on a stand-alone basis. The attached financial statements include operating and financial results of the consolidated entity as well as on a stand-alone basis for both Abraxas Petroleum and Abraxas Energy – please read “Basis of Presentation” for a detailed explanation. We will continue to present our financials in this manner to provide the investment community a transparent representation of our operating results and financial position,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call

Abraxas invites you to participate in a conference call on Tuesday, May 13, 2008, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.888.679.8034, passcode 55710960, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations. In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and Wyoming. Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by Abraxas Energy Partners, L.P.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

BASIS OF PRESENTATION

For financial reporting purposes, accounting principles generally accepted in the United States of America (GAAP) require Abraxas Petroleum to consolidate (and incorporate) the financial results of Abraxas Energy and its subsidiaries into Abraxas Petroleum’s financial results. While this presentation may be proper under GAAP, it can be confusing to the investment community. As a result, all operating and financial results are presented herein on a consolidated basis and on a stand-alone basis for the current period. The stand-alone results include ABP without ABE, which reflect operating and financial results of Abraxas Petroleum and its subsidiaries on a stand-alone basis and ABE, which reflect operating and financial results of Abraxas Energy and its subsidiaries on a stand-alone basis. The consolidating entries column reflects adjustments to the stand-alone presentations in the consolidation treatment under GAAP.

Abraxas Energy has approximately 85% of its projected oil and gas production from its net proved developed producing reserves hedged with NYMEX-based fixed priced swaps through December 2011 at volume weighted average prices of $84.54 per barrel of oil and $8.32 per Mcf of gas. As commodity prices fluctuate, the hedges are valued against current market prices at the end of each reporting period in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, and require Abraxas Energy to either record an unrealized hedge gain or loss based on the calculated value difference from the previous period end valuation. These unrealized hedge gains or losses are non-cash items and may fluctuate drastically period to period. During the first quarter of 2008, Abraxas Energy recorded a non-cash unrealized hedge loss of $26.1 million.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended March 31,
	2008	2007
Financial Results
EBITDA(a)(b)	$14,322	$7,503
Cash flow(a)(b)	12,072	3,393
Net loss	(8,991)	(988)
Net loss per share – basic	$(0.18)	$(0.02)
Net income (loss) excluding non-cash mark-to-market hedge accounting	3,317	(859)
Net income (loss) excluding non-cash mark-to-market hedge accounting per share – basic	$0.07	$(0.02)
Weighted average shares outstanding – basic	48,872	42,681

Production:
Crude oil per day (Bopd)	1,274	557
Natural gas per day (Mcfpd)	16,528	16,127
Crude oil equivalents per day (Boepd)	4,029	3,245
Crude oil equivalents (Boe)	366,646	292,074

Realized Prices, net of realized hedge impact:
Crude oil ($ per Bbl)	$83.19	$54.63
Natural gas ($ per Mcf)	7.53	6.00

Expenses:
Lease operating ($ per Boe)	$9.00	$6.47
Production taxes (% of oil and gas revenue)	8.7%	9.3%
General and administrative, excluding stock-based compensation ($ per Boe)	4.24	3.92
Cash interest ($ per Boe)	6.14	14.07
Depreciation, depletion and amortization ($ per Boe)	13.89	12.51

(a)	Excludes unrealized hedge impact.
(b)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	March 31, 2008	December 31, 2007

Cash	$6,571	$18,936

Working capital (deficit)	(2,046)	(	a)	11,348
Property and equipment – net	249,792			117,027
Total assets	274,412			147,119

Long-term debt	115,600			45,900
Stockholders’ equity	47,265			55,847
Common shares outstanding	49,054			49,021

(a)	Excludes $50.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended March 31, 2008
	ABP without ABE	ABE	Consolidating Entries			Consolidated
Financial Results:
Revenues(a)	$3,354	$17,933	$—			$21,287
EBITDA(a)(b)	1,329	12,993	—			14,322
Cash flow(a)(b)	1,406	10,666	—			12,072
Net income (loss)	543	(20,200)	10,666	(	c)	(8,991)
Net loss per share – basic						$(0.18)
Net income (loss) excluding non-cash mark-to-market hedge accounting	543	5,875	(3,101)	(	d)	3,317
Net income excluding non-cash mark-to-market hedge accounting per share – basic						$0.07
Weighted average shares outstanding – basic						48,872

Production:
Crude oil per day (Bopd)	223	1,051	—			1,274
Natural gas per day (Mcfpd)	1,714	14,814	—			16,528
Crude oil equivalents per day (Boepd)	509	3,520	—			4,029
Crude oil equivalents (Boe)	46,321	320,325	—			366,646

Realized Prices, net of realized hedge impact:
Crude oil ($ per Bbl)	$92.46	$81.22	$—			$83.19
Natural gas ($ per Mcf)	7.49	7.54	—			7.53

Expenses:
Lease operating ($ per Boe)	$11.35	$8.66	$—			$9.00
Production taxes (% of oil and gas revenue)	8.2%	8.8%	—			8.7%
General and administrative, excluding stock-based compensation ($ per Boe)	22.43	1.60	—			4.24
Cash interest (income) ($ per Boe)	(1.66)	7.26	—			6.14
Depreciation, depletion and amortization ($ per Boe)	12.74	14.06	—			13.89

(a)	Excludes unrealized hedge impact.

(b)	See reconciliation of non-GAAP financial measures below.

(c)	Minority interest (53% of the Partnership’s net loss for the period).

(d)	Minority interest (53% of the Partnership’s net income for the period excluding non-cash mark-to-market hedge accounting).

Note: The financial results presented above of ABP without ABE for the three months ended March 31, 2008 do not include cash distributions received from the Partnership.

BALANCE SHEET DATA

(In thousands)	March 31, 2008
	ABP without ABE	ABE			Consolidating Entries			Consolidated
Cash	$5,439	$1,132			—			6,571
Working capital (deficit)	2,128	(4,174)	(	a)	—			(2,046)
Property and equipment – net	30,907	218,885			—			249,792
Total assets	75,682	231,502			(32,772)	(	b)	274,412

Long-term debt	—	115,600			—			115,600
Stockholders’ equity (deficit)	58,445	25,081			(36,261)	(	b)	47,265
Common shares outstanding								49,054

(a)	Excludes $50.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009.

(b)	Minority interest share of basis in Partnership.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended March 31,
	2008	2007
Revenues:
Oil and gas production revenues	$21,863	$11,532
Realized hedge loss	(883)	(81)
Unrealized hedge loss	(26,075)	(129)
Rig revenues	306	328
Other	1	1
	(4,788)	11,651
Operating costs and expenses:
Lease operating	3,301	1,889
Production taxes	1,901	1,073
Depreciation, depletion, and amortization	5,094	3,655
Rig operations	210	171
General and administrative (including stock- based compensation of $246 and $172)	1,799	1,316
	12,305	8,104
Operating income (loss)	(17,093)	3,547

Other (income) expense:
Interest income	(96)	(14)
Interest expense	2,466	4,151
Amortization of deferred financing fees	194	398
	2,564	4,535
Loss before minority interest	(19,657)	(988)
Minority interest	10,666	—
Net loss	$(8,991)	$(988)

Net loss per common share - basic	$(0.18)	$(0.02)
Net loss per common share - diluted	$(0.18)	$(0.02)

Weighted average shares outstanding:
Basic	48,872	42,681
Diluted	48,872	42,681

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended March 31, 2008
	ABP without ABE	ABE	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$3,047	$18,816	$—	$21,863
Realized hedge loss	—	(883)	—	(883)
Unrealized hedge loss	—	(26,075)	—	(26,075)
Rig revenues	306	—	—	306
Other	1	—	—	1
	3,354	(8,142)	—	(4,788)

Operating costs and expenses:
Lease operating	526	2,775	—	3,301
Production taxes	250	1,651	—	1,901
Depreciation, depletion, and amortization	591	4,503	—	5,094
Rig operations	210	—	—	210
General and administrative (including stock- based compensation of $246 and $0)	1,285	514	—	1,799
	2,862	9,443	—	12,305
Operating income (loss)	492	(17,585)	—	(17,093)

Other (income) expense:
Interest income	(83)	(13)	—	(96)
Interest expense	22	2,444	—	2,466
Amortization of deferred financing fees	10	184	—	194
	(51)	2,615	—	2,564
Income (loss) before minority interest	543	(20,200)	—	(19,657)
Minority interest	$—	$—	$10,666	$10,666
Net income (loss)	$543	$(20,200)	$10,666	$8,991
Net loss per common share – basic				$(0.18)
Net loss per common share – diluted				$(0.18)

Weighted average shares outstanding:
Basic				48,872
Diluted				48,872

Note: The financial results presented above of ABP without ABE for the three months ended March 31, 2008 do not include cash distributions received from the Partnership.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles (“GAAP”), discretionary cash flow and EBITDA are appropriate measures of Abraxas’ ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas’ cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, unrealized (gains) losses on hedges and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended March 31, 2008
	2008	2007

Operating income (loss)	$(17,093)	$3,547
Unrealized hedge loss	26,075	129
Depreciation, depletion, and amortization	5,094	3,655
Stock-based compensation	246	172
Cash interest	(2,250)	(4,110)
Cash flow	$12,072	$3,393

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income to operating income.

(In thousands)	Three Months Ended March 31,
	2008	2007
Operating income (loss)	$(17,093)	$3,547
Unrealized hedge loss	26,075	129
Depreciation, depletion, and amortization	5,094	3,655
Stock-based compensation	246	172
EBITDA	$14,322	$7,503

This release also includes a discussion of “net income (loss) excluding non-cash mark-to-market hedge accounting”, which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of net income (loss) excluding non-cash mark-to-market hedge accounting to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to net income (loss) excluding non-cash mark-to-market hedge accounting.

(In thousands)	Three Months Ended March 31,
	2008			2007

Net loss	$(8,991)			$(988)
Unrealized hedge loss	12,308	(	a)	129
Net income (loss) excluding non-cash mark-to-market hedge accounting	$3,317			$(859)
Net loss per share – basic	$(0.18)			$(0.02)
Net income (loss) excluding non-cash mark-to-market hedge accounting per share – basic	$0.07			$(0.02)

(a)	Abraxas’ share (47%) of the Partnership’s unrealized hedge loss for the period.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles (“GAAP”), discretionary cash flow and EBITDA are appropriate measures of Abraxas’ ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas’ cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, unrealized (gains) losses on hedges and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended March 31, 2008
	ABP without ABE	ABE	Consolidated
Operating income (loss)	$492	$(17,585)	$(17,093)
Unrealized hedge loss	—	26,075	26,075
Depreciation, depletion, and amortization	591	4,503	5,094
Stock-based compensation	246	—	246
Cash interest	77	(2,327)	(2,250)
Cash flow	$1,406	$10,666	$12,072

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income to operating income.

(In thousands)	Three Months Ended March 31, 2008
	ABP without ABE	ABE	Consolidated
Operating income (loss)	$492	$(17,585)	$(17,093)
Unrealized hedge loss	—	26,075	26,075
Depreciation, depletion, and amortization	591	4,503	5,094
Stock-based compensation	246	—	246
EBITDA	$1,329	$12,993	$14,322

This release also includes a discussion of “net income (loss) excluding non-cash mark-to-market hedge accounting”, which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of net income (loss) excluding non-cash mark-to-market hedge accounting to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to net income (loss) excluding non-cash mark-to-market hedge accounting.

(In thousands)	Three Months Ended March 31, 2008
	ABP without ABE	ABE	Consolidating Entries			Consolidated
Net income (loss)	$543	$(20,200)	$10,666	(	a)	$(8,991)
Unrealized hedge loss	—	26,075	(13,767)	(	b)	12,308
Net income excluding non-cash mark-to-market hedge accounting	$543	$5,875	$(3,101)			$3,317
Net loss per share – basic						$(0.18)
Net income excluding non-cash mark-to-market hedge accounting per share – basic						$0.07

(a)	Minority interest (53% of the Partnership’s net loss for the period).
(b)	Minority interest share (53%) of the Partnership’s unrealized hedge loss for the period.